Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 19, 1999

                                      AMONG

                                MONSANTO COMPANY,

                              MP SUB, INCORPORATED

                                       AND

                            PHARMACIA & UPJOHN, INC.


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                               TABLE OF CONTENTS


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                                                                           Page
                                                                           ----


                                                 ARTICLE I

                                                 THE MERGER


Section 1.1       The Merger.............................................................................2
Section 1.2       Closing................................................................................2
Section 1.3       Effective Time.........................................................................2
Section 1.4       Effects of the Merger..................................................................2
Section 1.5       Certificate of Incorporation...........................................................3
Section 1.6       By-Laws................................................................................3
Section 1.7       Officers and Directors of Surviving Corporation........................................3
Section 1.8       Effect on Capital Stock................................................................3
Section 1.9       Stock Options and Other Stock Compensation.............................................4
Section 1.10      Certain Adjustments....................................................................5
Section 1.11      Appraisal Rights.......................................................................5
Section 1.12      Transaction Structure..................................................................5

                                                 ARTICLE II

                                          EXCHANGE OF CERTIFICATES


Section 2.1       Exchange Fund..........................................................................6
Section 2.2       Exchange Procedures....................................................................6
Section 2.3       Distributions with Respect to Unexchanged Shares.......................................7
Section 2.4       No Further Ownership Rights in PNU Common Stock and PNU Convertible Preferred Stock....7
Section 2.5       No Fractional Shares of Monsanto Common Stock..........................................8
Section 2.6       Termination of Exchange Fund...........................................................8
Section 2.7       No Liability...........................................................................8
Section 2.8       Investment of the Exchange Fund........................................................9
Section 2.9       Lost Certificates......................................................................9
Section 2.10      Withholding Rights.....................................................................9
Section 2.11      Further Assurances.....................................................................9
Section 2.12      Stock Transfer Books...................................................................9
Section 2.13      Affiliates............................................................................10

                                                ARTICLE III

                                       REPRESENTATIONS AND WARRANTIES

Section 3.1       Representations and Warranties of PNU.................................................10
                  (a)   Organization, Standing and Power; Subsidiaries..................................10




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                  (b)   Capital Structure...............................................................11
                  (c)   Authority; No Conflicts.........................................................12
                  (d)   Reports and Financial Statements................................................13
                  (e)   Information Supplied............................................................14
                  (f)   Board Approval..................................................................15
                  (g)   Vote Required...................................................................15
                  (h)   Litigation; Compliance with Laws................................................15
                  (i)   Absence of Certain Changes or Events............................................16
                  (j)   Environmental Matters...........................................................16
                  (k)   Intellectual Property...........................................................17
                  (l)   PNU Rights Agreement............................................................17
                  (m)   Brokers or Finders..............................................................18
                  (n)   Opinions of PNU Financial Advisors..............................................18
                  (o)   Accounting Matters..............................................................18
                  (p)   Taxes...........................................................................18
                  (q)   Certain Contracts...............................................................18
                  (r)   Employee Benefits...............................................................18
Section 3.2       Representations and Warranties of Monsanto............................................19
                  (a)   Organization, Standing and Power; Subsidiaries..................................19
                  (b)   Capital Structure...............................................................20
                  (c)   Authority; No Conflicts.........................................................21
                  (d)   Reports and Financial Statements................................................23
                  (e)   Information Supplied............................................................24
                  (f)   Board Approval..................................................................24
                  (g)   Vote Required...................................................................24
                  (h)   Litigation; Compliance with Laws................................................25
                  (i)   Absence of Certain Changes or Events............................................25
                  (j)   Environmental Matters...........................................................25
                  (k)   Intellectual Property...........................................................26
                  (l)   Monsanto Rights Agreement.......................................................26
                  (m)   Brokers or Finders..............................................................26
                  (n)   Opinions of Monsanto Financial Advisors.........................................26
                  (o)   Accounting Matters..............................................................27
                  (p)   Taxes...........................................................................27
                  (q)   Certain Contracts...............................................................27
                  (r)   Employee Benefits...............................................................27
Section 3.3       Representations and Warranties of Monsanto and Merger Sub.............................28
                  (a)   Organization....................................................................28
                  (b)   Corporate Authorization.........................................................28
                  (c)   Non-Contravention...............................................................28
                  (d)   No Business Activities..........................................................28

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1       Covenants of PNU......................................................................28




                                                   -ii-


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                  (a)   Ordinary Course.................................................................29
                  (b)   Dividends; Changes in Share Capital.............................................29
                  (c)   Issuance of Securities..........................................................30
                  (d)   Governing Documents.............................................................30
                  (e)   No Acquisitions.................................................................30
                  (f)   No Dispositions.................................................................30
                  (g)   Investments; Indebtedness.......................................................31
                  (h)   Pooling; Tax-Free Qualification.................................................31
                  (i)   Compensation....................................................................31
                  (j)   Accounting Methods; Income Tax Elections........................................31
                  (k)   Certain Agreements..............................................................32
                  (l)   PNU Rights Agreement............................................................32
                  (m)   Funding of Benefits.............................................................32
Section 4.2       Covenants of Monsanto.................................................................32
                  (a)   Ordinary Course.................................................................32
                  (b)   Dividends; Changes in Share Capital.............................................33
                  (c)   Issuance of Securities..........................................................33
                  (d)   Governing Documents.............................................................34
                  (e)   No Acquisitions.................................................................34
                  (f)   No Dispositions.................................................................34
                  (g)   Investments; Indebtendess.......................................................34
                  (h)   Pooling; Tax-Free Qualification.................................................35
                  (i)   Compensation....................................................................35
                  (j)   Accounting Methods; Income Tax Elections........................................35
                  (k)   Certain Agreements..............................................................35
                  (l)   Monsanto Rights Agreement.......................................................36
                  (m)   Funding of Benefits.............................................................36
Section 4.3       Acquisitions..........................................................................36
Section 4.4       Governmental Filings..................................................................36
Section 4.5       Control of Other Party's Business.....................................................36

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

Section 5.1       Preparation of Proxy Statement; Stockholders Meetings.................................37
Section 5.2       Newco Board of Directors; Executives; Name; Headquarters; Monsanto Agribusiness.......38
Section 5.3       Access to Information.................................................................40
Section 5.4       Reasonable Best Efforts...............................................................40
Section 5.5       Acquisition Proposals.................................................................42
Section 5.6       Employee Benefits Matters.............................................................43
                  (a)   Continuation and Comparability of Benefits......................................43
                  (b)   Pre-Existing Limitations; Deductibles; Service Credit...........................44
                  (c)   Grantor Trusts..................................................................45
                  (d)   Pension Plans...................................................................45
                  (e)   Assumption of Employment Agreements.............................................45




                                                   -iii-


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Section 5.7       Fees and Expenses.....................................................................45
Section 5.8       Directors'and Officers'Indemnification and Insurance..................................45
Section 5.9       Public Announcements..................................................................46
Section 5.10      Accounting Matters....................................................................46
Section 5.11      Listing of Shares of Monsanto Common Stock............................................47
Section 5.12      Dividends.............................................................................47
Section 5.13      Affiliates............................................................................47
Section 5.14      Section 16 Matters....................................................................48

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

Section 6.1       Conditions to Each Party's Obligation to Effect the Merger............................48
                  (a)   Stockholder Approval............................................................48
                  (b)   No Injunctions or Restraints, Illegality........................................48
                  (c)   HSR Act.........................................................................48
                  (d)   EU Antitrust....................................................................48
                  (e)   Governmental and Regulatory Approvals...........................................49
                  (f)   NYSE Listing....................................................................49
                  (g)   Effectiveness of the Form S-4...................................................49
Section 6.2       Additional Conditions to Obligations of PNU...........................................49
                  (a)   Representations and Warranties..................................................49
                  (b)   Performance of Obligations of Monsanto..........................................49
                  (c)   Tax Opinion.....................................................................50
                  (d)   Monsanto Rights Agreement.......................................................50
                  (e)   Governance......................................................................50
Section 6.3       Additional Conditions to Obligations of Monsanto and Merger Sub.......................50
                  (a)   Representations and Warranties..................................................50
                  (b)   Performance of Obligations of PNU...............................................50
                  (c)   Tax Opinion.....................................................................51
                  (d)   PNU Rights Agreement............................................................51

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

Section 7.1       Termination...........................................................................51
Section 7.2       Effect of Termination.................................................................52
Section 7.3       Amendment.............................................................................55
Section 7.4       Extension; Waiver.....................................................................55

                                 ARTICLE VIII

                              GENERAL PROVISIONS

Section 8.1       Non-Survival of Representations, Warranties and Agreements............................56




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Section 8.2       Notices...............................................................................56
Section 8.3       Interpretation........................................................................57
Section 8.4       Counterparts..........................................................................57
Section 8.5       Entire Agreement; No Third Party Beneficiaries........................................57
Section 8.6       Governing Law.........................................................................57
Section 8.7       Severability..........................................................................57
Section 8.8       Assignment............................................................................58
Section 8.9       Submission to Jurisdiction; Waivers...................................................58
Section 8.10      Enforcement...........................................................................58
Section 8.11      Definitions...........................................................................58
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                               LIST OF EXHIBITS


Exhibit                     Title
-------                     -----
5.2(e)(1)                   Form of Charter Amendment
5.2(e)(2)                   Form of Newco By-Laws
5.13                        Form of Affiliate Agreement
6.2(c)(1)                   Form of PNU Tax Opinion
6.2(c)(2)                   Form of PNU Representations Letter
6.2(c)(3)                   Form of Monsanto Representations Letter
6.3(c)(1)                   Form of Monsanto Tax Opinion


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




          AGREEMENT AND PLAN OF MERGER, dated as of December 19, 1999 (this "Agreement"), among Monsanto Company, a Delaware corporation ("Monsanto"), MP Sub, Incorporated, a Delaware corporation and a direct wholly-owned subsidiary of Monsanto ("Merger Sub"), and Pharmacia & Upjohn, Inc., a Delaware corporation ("PNU").

                               W I T N E S S E T H:

          WHEREAS, the Boards of Directors of Monsanto and PNU deem it advisable and in the best interests of each corporation and its respective stockholders that Monsanto and PNU engage in a business combination as peer firms in a merger of equals in order to advance the long-term strategic business interests of Monsanto and PNU;

          WHEREAS, the combination of Monsanto and PNU shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger");

          WHEREAS, in furtherance thereof, the respective Boards of Directors of Monsanto and PNU have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, par value $0.01 per share, of PNU ("PNU Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by Monsanto or directly or indirectly by PNU, will be converted into the right to receive
1.19 shares of common stock, par value $2.00 per share, of Monsanto ("Monsanto Common Stock") as set forth in Section 1.8 and each share of Series A Convertible Perpetual Preferred Stock, par value $0.01 per share, of PNU ("PNU Convertible Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of a new series of convertible preferred stock to be issued by Monsanto at the Effective Time and to be designated as Series A Convertible Perpetual Preferred Stock ("Monsanto Convertible Preferred Stock") as set forth in
Section 1.8;

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, (i) as a condition and inducement to Monsanto's willingness to enter into this Agreement and the Monsanto Stock Option Agreement referred to below, Monsanto and PNU are entering into a Stock Option Agreement dated as of the date hereof (the "PNU Stock Option Agreement") pursuant to which PNU is granting to Monsanto an option to purchase shares of PNU Common Stock and (ii) as a condition and inducement to PNU's willingness to enter into this Agreement and the PNU Stock Option Agreement, PNU and Monsanto are entering into a Stock Option Agreement dated as of the date hereof (the "Monsanto Stock Option Agreement", and together with the PNU Option Agreement, the "Stock Option Agreements"), pursuant to which Monsanto is granting to PNU an option to purchase shares of Monsanto Common Stock;

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

          WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests transaction under United States generally accepted accounting principles ("GAAP"), although such accounting treatment is not a condition to the consummation of the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Stock Option Agreements, and intending to be legally bound hereby, the parties hereto agree as follows:


                                  ARTICLE I

                                  THE MERGER

          Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into PNU at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and PNU shall continue as the surviving corporation (the "Surviving Corporation").

          Section 1.2 Closing. The closing of the Merger and the transactions contemplated by this Agreement (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (other than conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VI, unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019, unless another place is agreed to in writing by the parties hereto.

          Section 1.3 Effective Time. As soon as practicable following the satisfaction of the conditions set forth in Article VI, at the Closing the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Monsanto and PNU shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

          Section 1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of PNU and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of PNU and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

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          Section 1.5 Certificate of Incorporation. (a) The certificate of incorporation of PNU, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

          Section 1.6 By-Laws. (a) The by-laws of Merger Sub shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.7 Officers and Directors of Surviving Corporation. The officers of PNU as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub as of the Effective Time shall become the directors of the Surviving Corporation, which individuals will serve as directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

          Section 1.8 Effect on Capital Stock. (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of PNU Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of PNU Common Stock owned by Monsanto or Merger Sub or held by PNU, all of which shall be canceled as provided in
Section 1.8(d)) shall be converted into the right to receive 1.19 shares (the "Exchange Ratio") of Monsanto Common Stock (together with any cash in lieu of fractional shares of Monsanto Common Stock to be paid pursuant to Section 2.5, the "Common Merger Consideration").

          (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of PNU Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in Section 1.11 with respect to shares of PNU Convertible Preferred Stock as to which appraisal rights have been exercised, be converted into the right to receive one share of Monsanto Convertible Preferred Stock (the "Preferred Merger Consideration" and together with the Common Merger Consideration, the "Merger Consideration"). Monsanto shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Monsanto Common Stock for delivery upon conversion of the Monsanto Convertible Preferred Stock.

          (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of PNU Common Stock and PNU Convertible Preferred Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of PNU Common Stock ("Common Certificates") or of PNU Convertible Preferred Stock ("Preferred Certificates" and together with the Common Certificates, the "Certificates") shall thereafter cease to have any rights with respect to such shares of PNU Common Stock or PNU Convertible Preferred Stock, respectively, except as provided herein or by law.

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          (d) Each share of PNU Common Stock issued and owned or held by
Monsanto or any of its Subsidiaries or PNU or any of its Subsidiaries at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Monsanto or other consideration shall be delivered in exchange therefor.

          (e) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time, shall remain issued, outstanding and unchanged as validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation as of the Effective Time.

          Section 1.9 Stock Options and Other Stock Compensation. (a) On or prior to the Effective Time, PNU will take all action necessary such that each PNU Stock Option, each PNU SAR and each PNU Deferred Share (each as defined in
Section 3.1(b)) that was granted pursuant to the PNU Stock Incentive Plans (as defined in Section 3.1(b)) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right with respect to shares of PNU Common Stock and shall be converted, at the Effective Time, into a right, on the same terms and conditions as were applicable under the PNU Stock Option, PNU SAR or PNU Deferred Share, as applicable (but taking into account any changes thereto, including the acceleration thereof, provided for in the PNU Stock Incentive Plans or in the terms of such right by reason of this Agreement or the transactions contemplated hereby), with respect to that number of shares of Monsanto Common Stock determined by multiplying the number of shares of PNU Common Stock subject to such PNU Stock Option, PNU SAR or PNU Deferred Share, as applicable, by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Monsanto Common Stock, at (in the case of a PNU Stock Option or PNU
SAR) a price per share (rounded to the nearest one-hundredth of a cent) equal to the per-share exercise price specified in such PNU Stock Option or PNU SAR, as applicable, divided by the Exchange Ratio; provided, however, that in the case of any PNU Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

          (b) As soon as practicable after the Effective Time, Monsanto shall deliver to the holders of PNU Stock Options, PNU SARs and PNU Deferred Shares appropriate notices setting forth such holders' rights pursuant to the PNU Stock Incentive Plans (including that, by virtue of the Merger and pursuant to the terms of the PNU Stock Incentive Plans, the PNU Stock Options, PNU SARs and PNU Deferred Shares have become fully vested and exercisable) and the agreements evidencing the grants of such PNU Stock Options, PNU SARs and PNU Deferred Shares shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.9 after giving effect to the Merger and the terms of the PNU Stock Incentive Plans). To the extent permitted by law, Monsanto shall comply with the terms of the PNU Stock Incentive Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such PNU Stock Incentive Plans, to have the PNU Stock

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Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Monsanto after the Effective Time.

          (c) Monsanto shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Monsanto Common Stock for delivery upon exercise of PNU Stock Options, PNU SARs and PNU Deferred Shares in accordance with this Section 1.9. Promptly after the Effective Time, Monsanto shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Monsanto Common Stock subject to such options, stock appreciation rights and deferred shares and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options, stock appreciation rights and deferred shares remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Monsanto shall administer the PNU Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

          Section 1.10 Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding PNU Common Stock or Monsanto Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of PNU Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          Section 1.11 Appraisal Rights. Notwithstanding Section 1.8, shares of PNU Convertible Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of PNU Convertible Preferred Stock in accordance with the DGCL shall not be converted into a right to receive the Preferred Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares of PNU Convertible Preferred Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Preferred Merger Consideration. PNU shall give Monsanto prompt notice of any demands received by PNU for appraisal of shares of PNU Convertible Preferred Stock, and Monsanto shall have the right to participate in all negotiations and proceedings with respect to such demands. PNU shall not, except with the prior written consent of Monsanto, make any payment with respect to, or settle or offer to settle, any such demands.

          Section 1.12 Transaction Structure. The parties may, with the approval of their respective Boards of Directors, at any time prior to the mailing of the Joint Proxy

Statement/Prospectus (as defined in Section 5.1) change the method of effecting the combination between Monsanto and PNU (including, without limitation, the provisions of this Article I) if and to the extent the parties agree in writing that such change is necessary, appropriate or desirable.


                                  ARTICLE II

                           EXCHANGE OF CERTIFICATES

          Section 2.1 Exchange Fund. Prior to the Effective Time, Monsanto shall appoint a commercial bank or trust company reasonably acceptable to PNU having net capital of not less than $100,000,000, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Monsanto shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of PNU Common Stock and PNU Convertible Preferred Stock, certificates representing the Monsanto Common Stock issuable pursuant to
Section 1.8 in exchange for outstanding shares of PNU Common Stock and certificates representing the Monsanto Convertible Preferred Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of PNU Convertible Preferred Stock. Monsanto agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Monsanto Common Stock and Monsanto Convertible Preferred Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

          Section 2.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, Monsanto shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Monsanto may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) in the case of holders of Common Certificates (A) one or more shares of Monsanto Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8 (after taking into account all shares of PNU Common Stock then held by such holder), and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of Monsanto Common Stock pursuant to Section 2.5 and dividends and other distributions pursuant to Section 2.3 and (ii) in the case of holders of Preferred Certificates (A) one or more shares of Monsanto Convertible Preferred Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the number of shares that such holder has the right to receive pursuant to Section 1.8 and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including dividends and other distributions pursuant to Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of PNU Common Stock or PNU Convertible Preferred Stock which is not registered in the transfer records of PNU, one or more shares of Monsanto Common Stock or Monsanto Convertible Preferred Stock, as the case may be, evidencing, in the aggregate, the proper number of shares of Monsanto Common Stock or Monsanto Convertible Preferred Stock, as the case may be, a check in the proper amount of cash in lieu of any fractional shares of Monsanto Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such PNU Common Stock or PNU Convertible Preferred Stock, as the case may be, to such a transferee if the Certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          Section 2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Monsanto Common Stock or Monsanto Convertible Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Monsanto Common Stock or Monsanto Convertible Preferred Stock, as the case may be, that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Monsanto Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Monsanto Common Stock or Monsanto Convertible Preferred Stock, as the case may be, issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Monsanto Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Monsanto Common Stock or such shares of Monsanto Convertible Preferred Stock, as the case may be, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Monsanto Common Stock or Monsanto Convertible Preferred Stock, as the case may be.

          Section 2.4 No Further Ownership Rights in PNU Common Stock and PNU Convertible Preferred Stock. All shares of Monsanto Common Stock and Monsanto Convertible Preferred Stock issued and cash paid upon conversion of shares of PNU Common Stock and PNU Convertible Preferred Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of PNU Common Stock and PNU Convertible Preferred Stock.

          Section 2.5 No Fractional Shares of Monsanto Common Stock. (a) No certificates or scrip or shares of Monsanto Common Stock representing fractional shares of Monsanto Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Monsanto or a holder of shares of Monsanto Common Stock.

          (b) Notwithstanding any other provision of this Agreement, each holder of shares of PNU Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Monsanto Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Monsanto Common Stock multiplied by (ii) the closing price for a share of Monsanto Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape (regular session) on the date of the Effective Time, or if such date is not a Business Day, the Business Day immediately following the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Monsanto, and Monsanto shall deposit or cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

          Section 2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Monsanto or otherwise on the instruction of Monsanto, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Monsanto for the Merger Consideration with respect to the shares of PNU Common Stock or PNU Convertible Preferred Stock, as the case may be, formerly represented thereby to which such holders are entitled pursuant to
Section 1.8 and Section 2.2, any cash in lieu of fractional shares of Monsanto Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to shares of Monsanto Common Stock or Monsanto Convertible Preferred Stock to which such holders are entitled pursuant to Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of PNU Common Stock and PNU Convertible Preferred Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, become the property of Monsanto free and clear of any claims or interest of any Person previously entitled thereto.

          Section 2.7 No Liability. None of Monsanto, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 2.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Monsanto on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Monsanto.

          Section 2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Monsanto, the posting by such Person of a bond in such reasonable amount as Monsanto may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of PNU Common Stock or PNU Convertible Preferred Stock, as the case may be, formerly represented thereby, any cash in lieu of fractional shares of Monsanto Common Stock, and unpaid dividends and distributions on shares of Monsanto Common Stock or Monsanto Convertible Preferred Stock, as the case may be, deliverable in respect thereof, pursuant to this Agreement.

          Section 2.10 Withholding Rights. Each of the Surviving Corporation and Monsanto shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of PNU Common Stock or PNU Convertible Preferred Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Monsanto, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of PNU Common Stock or PNU Convertible Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or Monsanto, as the case may be.

          Section 2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of PNU or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of PNU or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          Section 2.12 Stock Transfer Books. The stock transfer books of PNU shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of PNU Common Stock or PNU Convertible Preferred Stock thereafter on the records of PNU. On or after the Effective Time, any Certificates presented to the Exchange Agent or Monsanto for any reason shall be converted into the Merger Consideration with respect to the shares of PNU Common Stock or PNU Convertible Preferred Stock, as the case may be, formerly represented thereby, any cash in lieu of fractional shares of Monsanto Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

          Section 2.13 Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by law and pooling of interests accounting treatment, no certificates representing shares of Monsanto Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of PNU in accordance with Section 5.13 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") or, if the Merger qualifies for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), for purposes of qualifying the Merger for pooling of interests accounting treatment until such Person has executed and delivered a PNU Affiliate Agreement (as defined in Section 5.13(b)) pursuant to Section 5.13.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          Section 3.1 Representations and Warranties of PNU. Except as set forth in the PNU Disclosure Schedule delivered by PNU to Monsanto prior to the execution of this Agreement (the "PNU Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) PNU represents and warrants to Monsanto as follows:

          (a)  Organization, Standing and Power; Subsidiaries.

               (i) Each of PNU and each of its Subsidiaries (as defined in Section 8.11) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on PNU, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on PNU. The copies of the certificate of incorporation and by-laws of PNU which were previously furnished or made available to Monsanto are true, complete and correct copies of such documents as in effect on the date of this Agreement.

              (ii) Exhibit 21 to PNU's Annual Report on Form 10-K for the year ended December 31, 1998 includes all the Subsidiaries of PNU which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by PNU, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in the PNU SEC Reports (as defined in Section 3.1(d)), neither PNU nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to PNU and its Subsidiaries taken as a whole.

          (b)  Capital Structure.

               (i) As of December 16, 1999, the authorized capital stock of PNU consisted of (A) 1,500,000,000 shares of PNU Common Stock of which 519,388,807 shares were outstanding and 8,353 shares were held in the treasury of PNU and (B) 100,000,000 shares of Preferred Stock, par value $0.01 per share, of which (1) 7,500 shares have been designated as Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the "PNU Convertible Preferred Stock"), of which 6,697.920285 (as of December 15, 1999) shares of PNU
          Convertible Preferred Stock were outstanding, and (2) 5,193,888 shares have been authorized as Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "PNU Rights") distributed to the holders of PNU Common Stock pursuant to the Rights Agreement dated as of March 4, 1997 between PNU and Harris Trust & Savings Bank, as Rights Agent (the "PNU Rights Agreement").
          As of December 16, 1999, PNU had reserved or has available 9,711,984 shares of PNU Common Stock for issuance upon conversion of the PNU Convertible Preferred Stock. Since December 16, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of PNU or any other securities of PNU other than issuances of shares (and accompanying PNU Rights) upon conversion of the PNU Convertible Preferred Stock or pursuant to options or rights outstanding as of December 16, 1999 under the PNU Stock Incentive Plans. All issued and outstanding shares of the capital stock of PNU are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights.
          There were outstanding as of December 16, 1999 no options, warrants or other rights to acquire capital stock from PNU other than (x) the PNU Rights, (y) the PNU Convertible Preferred Stock and (z) options and other rights representing in the aggregate the right to purchase no more than 26, 770, 608 shares of PNU Common Stock (collectively, the "PNU Stock Options") (including stock appreciation rights (the "PNU SARs") and deferred shares of PNU Common Stock (the "PNU
          Deferred Shares")), in each case granted under the Pharmacia &
          Upjohn, Inc. Long-Term Incentive Plan, the Pharmacia & Upjohn, Inc. Equity Compensation Plan and the Pharmacia & Upjohn, Inc. Directors Equity Compensation and Deferral Plan (collectively, the "PNU Stock Incentive Plans").

          No options or warrants or other rights to acquire capital stock from PNU have been issued or granted since December 16, 1999 to the date of this Agreement.

              (ii) No bonds, debentures, notes or other indebtedness of PNU having the right to vote on any matters on which stockholders of PNU may vote ("PNU Voting Debt") are issued or outstanding.

             (iii) Except for the 12% Senior Convertible Notes of Sugen, Inc. due 2002 and warrants to acquire $2,656,250 principal amount of such 12% Senior Convertible Notes or as otherwise set forth in this
          Section 3.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which PNU or any of its Subsidiaries is a party or by which any of them is bound obligating PNU or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of PNU or any of its Subsidiaries or obligating PNU or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of PNU or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of PNU or any of its Subsidiaries.

          (c)  Authority; No Conflicts.

               (i) PNU has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required PNU Vote (as defined in Section 3.1(g)). The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PNU, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required PNU Vote. This Agreement and the Stock Option Agreements have been duly executed and delivered by PNU and constitute valid and binding agreements of PNU, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (ii) The execution and delivery of this Agreement and the Stock Option Agreements by PNU does not or will not, as the case may be, and the consummation by PNU of the Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or by-laws of PNU, any Significant Subsidiary of PNU or (B) except as would not reasonably be expected to have a Material Adverse Effect on PNU or, to the Knowledge of PNU, Newco following the Merger, subject to obtaining or making the Necessary Consents (as defined in paragraph (iii) below), any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or similar arrangement or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PNU, any Subsidiary of PNU or their respective properties or assets.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to PNU or any Subsidiary of PNU in connection with the execution and delivery of this Agreement and the Stock Option Agreements by PNU or the consummation of the Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificate of Merger, (F) rules and regulations of the NYSE or the Stockholm Stock Exchange,
          (G) antitrust or other competition laws of other jurisdictions, and
          (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on PNU. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "Necessary Consents".

          (d)  Reports and Financial Statements.

               (i) PNU has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "PNU SEC Reports"). No Subsidiary of PNU is required to file any form, report, registration statement, prospectus or other document with the SEC. As of their respective dates, none of the PNU SEC Reports (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained, and none of the PNU SEC Reports filed subsequent to the date hereof will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the PNU SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of PNU and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such PNU SEC Reports, as of their respective dates (and as of the date of any amendment to the respective PNU SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

              (ii) Except as disclosed in the PNU SEC Reports filed prior to the date hereof, since December 31, 1998, PNU and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of PNU and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PNU.

          (e)  Information Supplied.

               (i) None of the information supplied or to be supplied by PNU for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 becomes effective under the Securities Act or at the time of any post-effective amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Monsanto stockholders or PNU stockholders or at the time of the Monsanto Stockholders Meeting or the PNU Stockholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

              (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by PNU with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Monsanto or Merger Sub for inclusion or incorporation by reference therein.

          (f) Board Approval. The Board of Directors of PNU, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "PNU Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of PNU and its stockholders, (ii) approved this Agreement, the Stock Option Agreements and the Merger and (iii) recommended that the stockholders of PNU adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by PNU's stockholders at the PNU Stockholders Meeting. The PNU Board Approval constitutes approval of this Agreement, the PNU Stock Option Agreement and the Merger for purposes of Section 203 of the DGCL. To the Knowledge of PNU, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

          (g) Vote Required. The affirmative vote of the holders of shares of PNU Common Stock and shares of PNU Convertible Preferred Stock, voting together as a single class, representing a majority of the total votes entitled to be cast by the holders of all outstanding shares of PNU Common Stock and all outstanding shares of PNU Convertible Preferred Stock (the "Required PNU Vote"), is the only vote of the holders of any class or series of PNU capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement.

          (h)  Litigation; Compliance with Laws.

               (i) Except as disclosed in the PNU SEC Reports filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the Knowledge of PNU, threatened, against or affecting PNU or any Subsidiary of PNU having, or which would reasonably be expected to have a Material Adverse Effect on PNU, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against PNU or any Subsidiary of PNU having, or which reasonably would be expected to have a Material Adverse Effect on PNU.

              (ii) Except as disclosed in the PNU SEC Reports filed prior to the date of this Agreement and except as would not reasonably be expected to have a Material Adverse Effect on PNU, PNU and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of PNU and its Subsidiaries, taken as a whole (the "PNU Permits"). PNU and its Subsidiaries are in compliance with the terms of the PNU Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on PNU. Except as disclosed in the PNU SEC Reports filed prior to the date of this Agreement, the businesses of PNU and its Subsidiaries are not being conducted in violation of, and PNU has not received any notices of violations with respect to, any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not reasonably be expected to have a Material Adverse Effect on PNU.

          (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the PNU SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.1, since December 31, 1998, PNU and its Subsidiaries have conducted their business only in the ordinary course in all material respects and there has not been (i) any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on PNU, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, other than regular quarterly cash dividends not exceeding $0.27 with respect to each share of PNU Common Stock and $629.69 with respect to each share of PNU Convertible Preferred Stock, (iii) any split, combination or reclassification of PNU's capital stock or any issuance of or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iv) any material change in its accounting policies.

          (j) Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on PNU and except as disclosed in the PNU SEC Reports filed prior to the date of this Agreement (i) the operations of PNU and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws
(as defined below), (ii) there are no pending or, to the Knowledge of PNU, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against PNU or its Subsidiaries or involving any real property currently or, to the Knowledge of PNU, formerly owned, operated or leased by PNU or its Subsidiaries and (iii) PNU and its Subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the Knowledge of PNU, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of PNU, formerly owned, operated or leased by PNU or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities.

          As used in this Agreement, "Environmental Laws" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as in effect on or prior to the Closing Date and includes the Comprehensive Environmental
Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C.
Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.,
Section 136 et seq., Occupational Safety and Health Act 29 U.S.C. Section 651 et seq. and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws and which includes petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

          (k) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on PNU and except as disclosed in the PNU SEC Reports filed prior to the date of the Agreement, to the Knowledge of PNU: (a) PNU and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by PNU and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which PNU or any Subsidiary acquired the right to use any Intellectual Property; (c) no Person is challenging, infringing on or otherwise violating any right of PNU or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to PNU or its Subsidiaries; and (d) neither PNU nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by PNU and its Subsidiaries and no Intellectual Property owned and/or licensed by PNU or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

          (l) PNU Rights Agreement. The Board of Directors of PNU has taken the requisite action such that none of Monsanto, Merger Sub or any of their respective affiliates shall become an "Acquiring Person", and that no "Stock Acquisition Date" or "Separation Time" (as such terms are defined in the PNU Rights Agreement) will occur, by reason of the approval, execution or delivery of this Agreement, the PNU Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby.

          (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PNU, except Bear, Stearns & Co. Inc. and J.P. Morgan & Co. Incorporated (the "PNU Financial Advisors"), whose fees and expenses will be paid by PNU in accordance with PNU's agreements with such firms, copies of which have been provided to Monsanto.

          (n) Opinions of PNU Financial Advisors. PNU has received the opinions of the PNU Financial Advisors, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to PNU's stockholders, copies of which opinions will be made available to Monsanto.

          (o) Accounting Matters. To the Knowledge of PNU as of the date of this Agreement, neither PNU nor any of its affiliates has taken or has agreed to take any action on or prior to the date of this Agreement that would preclude PNU's ability to be a party in a business combination to be accounted for as a pooling of interests.

          (p) Taxes. Each of PNU and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on PNU. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (q) Certain Contracts. As of the date hereof, except as set forth in the PNU SEC Reports filed prior to the date of this Agreement, neither PNU nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or
(ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts PNU or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, to the Knowledge of PNU, limit or restrict Newco or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreement or arrangement would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (r) Employee Benefits. (i) With respect to each PNU Plan, except for PNU Plans the liabilities under which are reflected in the financial statements included in the PNU SEC Reports or which, individually or in the aggregate, would not have a Material Adverse Effect on PNU, PNU has made available to Monsanto a true, correct and complete copy of: (i) all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

          (ii) With respect to each PNU Employee Benefit Plan, PNU and its Subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all other laws and regulations applicable to such PNU Employee Benefit Plans and each PNU Employee Benefit Plan has been administered in accordance with its terms, in each case except as would not have a Material Adverse Effect on PNU. Each PNU Employee Benefit Plan that is required by ERISA to be funded is fully funded in accordance with reasonable actuarial assumptions except as would not have a Material Adverse Effect on PNU.

          (iii) All PNU Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements, (B) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (C) if they are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, in each case except as would not have a Material Adverse Effect on PNU.

          Section 3.2 Representations and Warranties of Monsanto. Except as set forth in the Monsanto Disclosure Schedule delivered by Monsanto to PNU prior to the execution of this Agreement (the "Monsanto Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) (and, if Monsanto has divested any of the Monsanto Nutrition and Consumer Businesses (as defined in Section 8.11) prior to the Closing, except in respect of or to the extent relating to (i) the business or assets of the Monsanto Nutrition and Consumer Businesses which prior to the Closing have been divested or (ii) the liabilities of the divested Monsanto Nutrition and Consumer Businesses which are not retained, contingently or otherwise, by Monsanto or any of its Subsidiaries as of the Closing Date, as to which Monsanto makes no representations or warranties), Monsanto represents and warrants to PNU as follows:

          (a)  Organization, Standing and Power; Subsidiaries.

               (i) Each of Monsanto and each of its Subsidiaries is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on Monsanto and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Monsanto. The copies of the certificate of incorporation and by-laws of Monsanto which were previously furnished or made available to PNU are true, complete and correct copies of such documents as in effect on the date of this Agreement.

              (ii) Exhibit 21 to Monsanto's Annual Report on Form 10-K for the year ended December 31, 1998 includes all the Subsidiaries of Monsanto which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Monsanto, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in the Monsanto SEC
          Reports (as defined in Section 3.2(d)), neither Monsanto nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to Monsanto and its Subsidiaries taken as a whole.

          (b)  Capital Structure.

               (i) As of December 13, 1999, the authorized capital stock of Monsanto consisted of (A) 1,000,000,000 shares of Monsanto Common Stock, of which 636,072,551 shares were outstanding and 210,854,669 shares were held in the treasury of Monsanto (of which 420,880 shares were held in the treasury pursuant to the Monsanto Employee Stock Purchase Plan) and (B) 10,000,000 shares of Preferred Stock, without par value ("Monsanto Preferred Stock"), none of which were outstanding and 700,000 shares of which have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "Monsanto Rights") distributed to the holders of Monsanto Common Stock pursuant to the Rights Agreement dated as of January 26, 1990, between Monsanto and First Chicago Trust Company as successor to First National Bank of Boston, as Rights Agent, as amended (the "Monsanto Rights Agreement"). Since December 13, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Monsanto or any other securities of Monsanto other than issuances of shares (and accompanying Monsanto Rights) pursuant to options or rights outstanding as of December 13, 1999 under the Monsanto Stock Option Plans. All issued and outstanding shares of the capital stock of Monsanto are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of December 13, 1999 no options, warrants or other rights to acquire capital stock from Monsanto other than (x) the Monsanto Rights, (y) the 6.50% Adjustable Conversion-rate Equity Security Units and (z) options representing in the aggregate the right to purchase no more than 99,134,339 shares of Monsanto Common Stock (collectively, the "Monsanto Stock Options") under the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, the Searle Monsanto Stock Option Plan of 1986, the Monsanto Management Incentive Plan of 1988/II, the Monsanto Management Incentive Plan of 1988/I, the NutraSweet/Monsanto Stock Plan of 1991, the Monsanto Management Incentive Plan of 1994, the Searle/Monsanto Stock Plan of 1994, the NutraSweet/Monsanto Stock Plan of 1994, the Monsanto Management Incentive Plan of 1996 and the Monsanto Shared Success Option Plan, as each such plan has been amended (collectively, the "Monsanto Stock Option Plans"). No options or warrants or other rights to acquire capital stock from Monsanto have been issued or granted since December 13, 1999 to the date of this Agreement. References in this Agreement to the Monsanto Rights shall be deemed to include the rights issued pursuant to the Rights Agreement, dated as of December 19, 1999, between Monsanto and EquiServe Trust Company N.A., as Rights Agent (the "New Monsanto Rights Agreement"), in substantially the form previously provided to PNU.

              (ii) No bonds, debentures, notes or other indebtedness of Monsanto having the right to vote on any matters on which stockholders may vote ("Monsanto Voting Debt") are issued or outstanding.

             (iii) Except as otherwise set forth in this Section 3.2(b) and as contemplated by Section 1.8 and Section 1.9, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Monsanto or any of its Subsidiaries is a party or by which any of them is bound obligating Monsanto or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Monsanto or any of its Subsidiaries or obligating Monsanto or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Monsanto or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Monsanto or any of its Subsidiaries.

          (c)  Authority; No Conflicts.

               (i) Monsanto has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject, (A) in the case of the issuance of the shares of Monsanto Common Stock to be issued in the Merger (the "Share Issuance"), (1) to the approval by the stockholders of Monsanto, by the holders of a majority of the outstanding shares of Monsanto Common Stock, of an amendment to the Restated Certificate of Incorporation of Monsanto (i) to increase the number of authorized shares of Monsanto Common Stock to 3 billion, (ii) to change the par value of the Monsanto Preferred Stock to $0.01 per share, (iii) to remove the voting limitations per share of Monsanto Preferred Stock and (iv) to change the name of Monsanto at the Effective Time to a new name to be mutually agreed by Monsanto and PNU prior to mailing the Joint Proxy Statement/Prospectus (the "Charter Amendment") and (2) to the approval by the stockholders of Monsanto, by a majority of the votes cast at the Monsanto Stockholders Meeting (as defined in Section 5.1(b)), of the Share Issuance (collectively, the "Required Monsanto Votes") and the filing of a related Certificate of Amendment with the Secretary of State of the State of Delaware and (ii) in the case of the issuance of Monsanto Convertible Preferred Stock to be issued in the Merger (the "Preferred Share Issuance"), to the filing of a Certificate of Designations of the Monsanto Convertible Preferred Stock (the "Monsanto Certificate of Designations") with the
          Secretary of State of the State of Delaware. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Monsanto, subject, in the case of the Share Issuance, to the approval by the stockholders of Monsanto of the Share Issuance and the Charter Amendment by the Required Monsanto Votes and in the case of the Preferred Share Issuance, to the filing of the Monsanto Certificate of Designations. This Agreement and the Stock Option Agreements have been duly executed and delivered by Monsanto and constitute valid and binding agreements of Monsanto, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (ii) The execution and delivery of this Agreement and the Stock Option Agreements by Monsanto does not or will not, as the case may be, and the consummation by Monsanto of the Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Monsanto or any Significant Subsidiary of Monsanto or (B) except as would not reasonably be expected to have a Material Adverse Effect on Monsanto or, to the Knowledge of Monsanto, Newco following the Merger, subject to obtaining or making the Necessary Consents, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or similar arrangement or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Monsanto, any Subsidiary of Monsanto or their respective properties or assets.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Monsanto or any Subsidiary of Monsanto in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Monsanto or the consummation of the Merger and the other transactions contemplated hereby and thereby, except the Necessary Consents, the filing of the Charter Amendment and the Monsanto Certificate of Designations under the DGCL and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Monsanto.

          (d)  Reports and Financial Statements.

               (i) Monsanto has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "Monsanto SEC Reports"). No Subsidiary of Monsanto is required to file any form, report, registration statement or prospectus or other document with the SEC. As of their respective dates, none of the Monsanto SEC Reports (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained, and none of the Monsanto SEC Reports filed subsequent to the date hereof will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Monsanto SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Monsanto and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Monsanto SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Monsanto SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

              (ii) Except as disclosed in the Monsanto SEC Reports filed prior to the date hereof, since December 31, 1998, Monsanto and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Monsanto and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Monsanto.

          (e)  Information Supplied.

               (i) None of the information supplied or to be supplied by Monsanto for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act or at the time of any post-effective amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Monsanto stockholders or PNU stockholders or at the time of the Monsanto Stockholders Meeting or the PNU Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

              (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Monsanto with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by PNU for inclusion or incorporation by reference therein.

          (f) Board Approval. The Board of Directors of Monsanto, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Monsanto Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of Monsanto and its stockholders, (ii) approved this Agreement, the Stock Option Agreements, the Merger, the Certificate of Designations, the Charter Amendment and the Share Issuance and
(iii) recommended that the stockholders of Monsanto approve the Share Issuance and the Charter Amendment and directed that the Share Issuance and the Charter Amendment be submitted for consideration by Monsanto's stockholders at the Monsanto Stockholders Meeting. The Monsanto Board Approval constitutes approval of this Agreement, the Monsanto Stock Option Agreement and the Merger for purposes of Section 203 of the DGCL. To the Knowledge of Monsanto, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

          (g) Vote Required. The Required Monsanto Votes are the only votes of the holders of any class or series of Monsanto capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (h)  Litigation; Compliance with Laws.

               (i) Except as disclosed in the Monsanto SEC Reports filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the Knowledge of Monsanto, threatened, against or affecting Monsanto or any Subsidiary of Monsanto having, or which would reasonably be expected to have a Material Adverse Effect on Monsanto, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Monsanto or any Subsidiary of Monsanto having, or which reasonably would be expected to have a Material Adverse Effect on Monsanto.

              (ii) Except as disclosed in the Monsanto SEC Reports filed prior to the date of the Agreement and except as would not reasonably be expected to have a Material Adverse Effect on Monsanto, Monsanto and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of Monsanto and its Subsidiaries, taken as a whole (the "Monsanto Permits"). Monsanto and its Subsidiaries are in compliance with the terms of the Monsanto Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on Monsanto. Except as disclosed in the Monsanto SEC Reports filed prior to the date of this Agreement, the businesses of Monsanto and its Subsidiaries are not being conducted in violation of, and Monsanto has not received any notices of violations with respect to, any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not reasonably be expected to have a Material Adverse Effect on Monsanto.

          (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the Monsanto SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.2, since December 31, 1998, Monsanto and its Subsidiaries have conducted their business only in the ordinary course in all material respects and there has not been (i) any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on Monsanto, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, other than regular quarterly cash dividends not exceeding $0.03 with respect to each share of Monsanto Common Stock, (iii) any split, combination or reclassification of Monsanto's capital stock or any issuance of or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iv) any material change in its accounting policies.

          (j) Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on Monsanto and except as disclosed in the Monsanto SEC Reports filed prior to the date of this Agreement, (i) the operations of Monsanto and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws, (ii) there are no pending or, to the Knowledge of Monsanto, threatened, Actions under or pursuant to Environmental

Laws against Monsanto or its Subsidiaries or involving any real property currently or, to the Knowledge of Monsanto, formerly owned, operated or leased by Monsanto or its Subsidiaries and (iii) Monsanto and its Subsidiaries are not subject to any Environmental Liabilities and, to the Knowledge of Monsanto, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Monsanto, formerly owned, operated or leased by Monsanto or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities.

          (k) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on Monsanto and except as disclosed in the Monsanto SEC Reports filed prior to the date of this Agreement, to the Knowledge of Monsanto, (a) Monsanto and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Monsanto and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Monsanto or any Subsidiary acquired the right to use any Intellectual
Property; (c) no Person is challenging, infringing on or otherwise violating any right of Monsanto or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Monsanto or its Subsidiaries; and (d) neither Monsanto nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Monsanto and its Subsidiaries and no Intellectual Property owned and/or licensed by Monsanto or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

          (l) Monsanto Rights Agreement. The Board of Directors of Monsanto has approved the New Monsanto Rights Agreement. Pursuant to the terms of the Rights Agreement and the New Monsanto Rights Agreement, none of PNU, Merger
Sub or any of their respective affiliates shall become an "Acquiring Person", and no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Monsanto Rights Agreement and the New Monsanto Rights
Agreement) will occur, by reason of the approval, execution or delivery of this Agreement, the Monsanto Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby.

          (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Monsanto except Goldman, Sachs & Co. and Morgan Stanley Dean Witter & Co. Incorporated (the "Monsanto Financial Advisors"), whose fees and expenses will be paid by Monsanto in accordance with Monsanto's agreements with such firms, copies of which have been provided to PNU.

          (n) Opinions of Monsanto Financial Advisors. Monsanto has received the opinions of the Monsanto Financial Advisors, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Monsanto, copies of which opinions will be made available to PNU.

          (o) Accounting Matters. To the Knowledge of Monsanto as of the date of this Agreement, neither Monsanto nor any or its affiliates has taken or agreed to take any action on or prior to the date of this Agreement that would prevent Monsanto from accounting for the Merger as a pooling of interests.

          (p) Taxes. Each of Monsanto and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Monsanto.

          (q) Certain Contracts. As of the date hereof, except as set forth in the Monsanto SEC Reports filed prior to the date of this Agreement, neither Monsanto nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts Monsanto or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that would, after the Effective Time, to the Knowledge of Monsanto, limit or restrict Newco or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreement or arrangement would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (r) Employee Benefits. (i) With respect to each Monsanto Plan, except for Monsanto Plans the liabilities under which are reflected in the financial statements included in the Monsanto SEC Reports or which, individually or in the aggregate, would not have a Material Adverse Effect, Monsanto has made available to PNU a true, correct and complete copy of: (i) all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

              (ii) With respect to each Monsanto Employee Benefit Plan, Monsanto and its Subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all other laws and regulations applicable to such Monsanto Employee Benefit Plans and each Monsanto Employee Benefit Plan has been administered in accordance with its terms, in each case except as would not have a Material Adverse Effect on Monsanto. Each Monsanto Employee Benefit Plan that is required by ERISA to be funded is fully funded in accordance with reasonable actuarial assumptions, except as would not have a Material Adverse Effect on Monsanto.

             (iii) All Monsanto Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements, (B) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (C) if they are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, in each case except as would not have a Material Adverse Effect on Monsanto.

          Section 3.3 Representations and Warranties of Monsanto and Merger Sub. Monsanto and Merger Sub represent and warrant to Monsanto as follows:

          (a) Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Monsanto.

          (b) Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Sub.

          (d) No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.


                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 4.1 Covenants of PNU. During the period from the date of this Agreement and continuing until the Effective Time, PNU agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Stock Option Agreements or the PNU Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Monsanto shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          a)   Ordinary Course.

               (i) PNU and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by PNU or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this
          Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

              (ii)  Other than in connection with acquisitions permitted by
          Section 4.1(e), PNU shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or
          (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since December 1, 1999, are not in excess of the amounts set forth in Section 4.1(a) of the PNU Disclosure Schedule.

          (b) Dividends; Changes in Share Capital. PNU shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $ 0.27 per share of PNU Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice, (B) the declaration and payment of regular quarterly cash dividends not in excess of $629.69 per share on the PNU Convertible Preferred Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (C) for dividends by wholly owned Subsidiaries of PNU, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of PNU which remains a wholly owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by PNU of PNU Common Stock (and the associated PNU Rights) in the ordinary course of business consistent with past practice in connection with the PNU Employee Benefit Plans.

          (c) Issuance of Securities. PNU shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any PNU Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or PNU Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of PNU Common Stock (and the associated PNU Rights) upon the exercise of PNU Stock Options or in connection with other stock-based benefit plans outstanding on the date hereof, in each case in accordance with their present terms, (ii) the granting of PNU Stock Options and restricted stock awards in the ordinary course of business consistent with past practice not in excess of the amounts set forth in Section 4.1(c) of the PNU Disclosure Schedule, (iii) issuances by a wholly owned Subsidiary of PNU of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of PNU, (iv) pursuant to acquisitions set forth on the PNU Disclosure Schedule or the financings therefor, (v) issuances in accordance with the PNU Rights Agreement or (vi) issuances pursuant to the PNU Stock Option Agreement.

          (d) Governing Documents. Except to the extent required to comply with its obligations hereunder, required by law or required by the rules and regulations of the NYSE, PNU shall not amend or propose to so amend its certificate of incorporation, by-laws or other governing documents.

          (e) No Acquisitions. Other than (i) pursuant to the Monsanto Stock Option Agreement, (ii) acquisitions disclosed on the PNU Disclosure Schedule and (iii) acquisitions for cash in existing or related lines of business of PNU the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for all such acquisitions in Section 4.1(e) of the PNU Disclosure Schedule, PNU shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire or in-license any assets or rights (other than the acquisition or in-license of assets used in the operations of the business of PNU and its Subsidiaries in the ordinary course consistent with past practice); provided, however, that the foregoing shall not prohibit
(x) internal reorganizations or consolidations involving existing direct or indirect wholly owned Subsidiaries of PNU which remain direct or indirect wholly owned Subsidiaries of PNU or (y) the creation of new direct or indirect wholly owned Subsidiaries of PNU organized to conduct or continue activities otherwise permitted by this Agreement.

          (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing direct or indirect wholly owned Subsidiaries of PNU which remain direct or indirect wholly owned Subsidiaries of PNU, (ii) dispositions referred to in PNU SEC Reports filed prior to the date of this Agreement or (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the PNU Disclosure Schedule, PNU shall not, and shall not permit any of its Subsidiaries to, sell, lease, out-license, encumber or otherwise dispose of, or agree to sell, lease, out-license, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of PNU but excluding inventory in the ordinary course of business consistent with past practice) the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) for which exceeds the amount specified in the aggregate for all such dispositions in Section 4.1(f) of the PNU Disclosure Schedule.

          (g) Investments; Indebtedness. PNU shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by
Section 4.1(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by PNU or a direct or indirect wholly owned Subsidiary of PNU to or in PNU or any direct or indirect wholly owned Subsidiary of PNU, (y) pursuant to any contract or other legal obligation of PNU or any of its Subsidiaries as in effect at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of the aggregate amount specified in Section 4.1(g) of the PNU Disclosure Schedule or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures (but not in excess of amounts authorized for issuance thereunder as of the date of this Agreement) and other arrangements in existence on the date of this Agreement or trade debt and commercial finance in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement which does not increase the aggregate principal amount or amount of the facility, as the case may be.

          (h) Pooling; Tax-Free Qualification. PNU shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.1) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368(a) of the Code; provided, however, that nothing hereunder shall limit the ability of PNU to exercise its rights and/or fulfill its obligations under the Stock Option Agreements.

          (i) Compensation. Other than as contemplated by Section 4.1(c) or 4.1(i) of the PNU Disclosure Schedule, and except in the ordinary course of business consistent with past practice or as required by an existing contract or agreement as in effect on the date hereof, PNU shall not (i) increase the amount of compensation of any director or executive officer, (ii) make any material increase in or commitment to increase materially any employee benefits or (iii) adopt or make any commitment to adopt any material new employee benefit plan or make any material contribution, other than regularly scheduled contributions, to any PNU Benefit Plan.

          (j) Accounting Methods; Income Tax Elections. Except as disclosed in PNU SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, PNU shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by PNU's independent auditors. PNU shall not (i) change its fiscal year or (ii) make any material Tax election, other than in the ordinary course of business consistent with past practice.

          (k) Certain Agreements. Except as described in Schedule 4.1(f), PNU shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts PNU or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Newco or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreement or arrangement would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (l) PNU Rights Agreement. PNU shall not amend, modify or waive any provision of the PNU Rights Agreement, and shall not take any action to redeem the PNU Rights or render the PNU Rights inapplicable to any transaction, other than to permit another transaction that the Board of Directors of PNU has determined is a Superior Proposal (as defined in Section 8.11) to be consummated after termination of this Agreement.

          (m) Funding of Benefits. PNU shall not make any contributions to any grantor trust or other funding arrangement for any nonqualified deferred compensation that is considered "unfunded" for purposes of ERISA.

          Section 4.2 Covenants of Monsanto. During the period from the date of this Agreement and continuing until the Effective Time, Monsanto agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Stock Option Agreements or the Monsanto Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that PNU shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a)  Ordinary Course.

               (i) Monsanto and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time other than in connection with the divestiture of Monsanto's Nutrition and Consumer Businesses or as contemplated by the Monsanto Agribusiness's Ag Going Forward Plan (as provided to PNU on or prior to the date hereof); provided, however, that no action by Monsanto or its Subsidiaries with respect to matters specifically addressed by any other provision of this
          Section 4.2 shall be
          deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

              (ii)  Other than in connection with acquisitions permitted by
          Section 4.2(e), Monsanto shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or
          (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since December 1, 1999, are not in excess of the amounts set forth in Section 4.2(a) of the Monsanto Disclosure Schedule.

          (b) Dividends; Changes in Share Capital. Monsanto shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $.03 per share of Monsanto Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) for dividends by wholly owned Subsidiaries of Monsanto, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Monsanto which remains a wholly owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Monsanto of Monsanto Common Stock (and the associated Monsanto Rights) in the ordinary course of business consistent with past practice in connection with the Monsanto Employee Benefit Plans.

          (c) Issuance of Securities. Monsanto shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Monsanto Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Monsanto Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Monsanto Common Stock (and the associated Monsanto Rights) upon the exercise of Monsanto Stock Options or in connection with other stock-based benefit plans outstanding on the date hereof, in each case in accordance with their present terms, (ii) issuances by a wholly owned Subsidiary of Monsanto of capital stock to such Subsidiary's parent or another wholly owned subsidiary of Monsanto, (iii) the granting of Monsanto Stock Options and restricted stock awards in the ordinary course of business consistent with past practice not in excess of the amounts set forth in Section 4.2(c) of the Monsanto Disclosure Schedule, (iv) pursuant to acquisitions set forth on the Monsanto Disclosure Schedule or the financings therefor, (v) issuances in accordance with the Monsanto Rights Agreement or the New Monsanto Rights Agreement or (vi) issuances pursuant to the Monsanto Stock Option Agreement.

          (d) Governing Documents. Except to the extent required to comply with its obligations hereunder, required by law or required by the rules and regulations of the NYSE, Monsanto shall not amend or propose to so amend its certificate of incorporation, by-laws or other governing documents.

          (e) No Acquisitions. Other than (i) pursuant to the PNU Stock Option Agreement, (ii) acquisitions disclosed on the Monsanto Disclosure Schedule and
(iii) acquisitions for cash in existing or related lines of business of Monsanto the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for all such acquisitions in Section 4.2(e) of the Monsanto Disclosure Schedule, Monsanto shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets or in-license any assets or rights (other than the acquisition or in-licenses of assets used in the operations of the business of Monsanto and its Subsidiaries in the ordinary course consistent with past practice); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing direct or indirect wholly owned Subsidiaries of Monsanto which remain direct or indirect wholly owned Subsidiaries of Monsanto or (y) the creation of new direct or indirect wholly owned Subsidiaries of Monsanto organized to conduct or continue activities otherwise permitted by this Agreement.

          (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing direct or indirect wholly owned Subsidiaries of Monsanto which remain direct or indirect wholly owned Subsidiaries of Monsanto, (ii) dispositions referred to in Monsanto SEC Reports filed prior to the date of this Agreement, (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the Monsanto Disclosure Schedule or (iv) disposition of Monsanto's Nutrition and Consumer Businesses on commercially reasonable terms as determined by the Board of Directors of Monsanto in the exercise of its good faith business judgment, Monsanto shall not, and shall not permit any of its Subsidiaries to, sell, lease, out-license, encumber or otherwise dispose of, or agree to sell, lease, out-license, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Monsanto but excluding inventory in the ordinary course of business consistent with past practice) the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) for which exceeds the amount specified in the aggregate for all such dispositions in Section 4.2(f) of the Monsanto Disclosure Schedule.

          (g) Investments; Indebtedness. Monsanto shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by Section 4.2(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by Monsanto or a direct or indirect wholly owned Subsidiary of Monsanto to or in Monsanto or any direct or indirect wholly owned

Subsidiary of Monsanto, (y) pursuant to any contract or other legal obligation of Monsanto or any of its Subsidiaries as in effect at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of the aggregate amount specified in Section 4.2(g) of the Monsanto Disclosure Schedule or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures (but not in excess of amounts authorized for issuance thereunder as of the date of this Agreement) and other arrangements in existence on the date of this Agreement or trade debt and commercial finance in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement which does not increase the aggregate principal amount or amount of the facility, as the case may be.

          (h) Pooling; Tax-Free Qualification. Monsanto shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368(a) of the Code; provided, however, that nothing hereunder shall limit the ability of Monsanto to exercise its rights and/or fulfill its obligations under the Stock Option Agreements.

          (i) Compensation. Other than as contemplated by Sections 4.2(c) or 4.2(i) of the Monsanto Disclosure Schedule, and except in the ordinary course of business consistent with past practice or as required by an existing contract or agreement as in effect on the date hereof, Monsanto shall not (i) increase the amount of compensation of any director or executive officer, (ii) make any material increase in or commitment to increase materially any employee benefits or (iii) adopt or make any commitment to adopt any material new employee benefit plan or make any material contribution, other than regularly scheduled contributions, to any Monsanto Benefit Plan.

          (j) Accounting Methods; Income Tax Elections. Except as disclosed in Monsanto SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Monsanto shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by Monsanto's independent auditors. Monsanto shall not (i) change its fiscal year or (ii) make any material Tax election, other than in the ordinary course of business consistent with past practice.

          (k) Certain Agreements. Except as described in Schedule 4.2(f), Monsanto shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts Monsanto or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict Newco or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreement or arrangement would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (l) Monsanto Rights Agreement. Monsanto shall not amend, modify or waive any provision of the Monsanto Rights Agreement or the New Monsanto Rights Agreement, and shall not take any action to redeem the Monsanto Rights or render the Monsanto Rights inapplicable to any transaction, other than to permit another transaction that the Board of Directors of Monsanto has determined is a Superior Proposal to be consummated after termination of this Agreement.

          (m) Funding of Benefits. Monsanto shall not make any contributions to any grantor trust or other funding arrangement for any nonqualified deferred compensation that is considered "unfunded" for purposes of ERISA.

          Section 4.3 Acquisitions. If (i) a party makes a bona fide request for consent of the other party for an acquisition that would otherwise by precluded by Section 4.1(e) or Section 4.2(e), (ii) the other party does not give such consent and (iii) this Agreement is terminated pursuant to Section 7.1, such other party shall not acquire or offer to acquire, directly or indirectly, the business that was the subject of such request for a period of one year following such termination. In no event shall the restrictions contained in the preceding sentence apply with respect to more than four acquisitions requested by any party. No party may request consent for an acquisition of a business that has been the subject of a request for consent by the other party.

          Section 4.4 Governmental Filings. Each party shall (a) confer on a regular and frequent basis with the other and (b) report (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Monsanto and PNU shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed.

          Section 4.5 Control of Other Party's Business. Nothing contained in this Agreement shall give Monsanto, directly or indirectly, the right to control or direct PNU's operations prior to the Effective Time. Nothing contained in this Agreement shall give PNU, directly or indirectly, the right to control or direct Monsanto's operations prior to the Effective Time. Prior to the Effective Time, each of Monsanto and PNU shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                  ARTICLE V

                             ADDITIONAL AGREEMENTS

          Section 5.1 Preparation of Proxy Statement; Stockholders Meetings. (a) As promptly as reasonably practicable following the date hereof, PNU and Monsanto shall prepare and file with the SEC proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Monsanto shall prepare and file a registration statement on Form S-4 with respect to the issuance of Monsanto Common Stock and Monsanto Convertible Preferred Stock in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as Monsanto's prospectus. Each of PNU and Monsanto shall use reasonable best efforts to have the Form S-4 declared effective by the SEC as promptly as reasonably practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. PNU and Monsanto shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. Monsanto shall provide PNU with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. PNU will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to PNU stockholders, and Monsanto will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Monsanto's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Monsanto shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Share Issuance and PNU shall furnish all information concerning PNU and the holders of PNU Common Stock and PNU Convertible Preferred Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Monsanto Common Stock or the Monsanto Convertible Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to PNU or Monsanto, or any of their respective affiliates, officers or directors, should be discovered by PNU or Monsanto which should be set forth in an amendment or supplement to any of the Form

S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of PNU and Monsanto.

          (b) Subject to Section 5.5, Monsanto shall, as promptly as reasonably practicable following the execution of this Agreement, duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the "Monsanto Stockholders Meeting") (which meeting the parties intend to be held no later than May 15, 2000 or as soon as practicable thereafter) for the purpose of obtaining the Required Monsanto Votes with respect to the Share Issuance and the Charter Amendment, and shall take all lawful action to solicit the approval of the Share Issuance and the Charter Amendment by the Required Monsanto Votes; and the Board of Directors of Monsanto shall, subject to its fiduciary duties under applicable law, recommend approval of the Share Issuance and the Charter Amendment by the stockholders of Monsanto to the effect as set forth in Section 3.2(f), and shall not, subject to its fiduciary duties under applicable law, withdraw, modify or materially qualify in any manner adverse to PNU such recommendation or take any action or make any statement in connection with the Monsanto Stockholders Meeting materially inconsistent with such recommendation (any such withdrawal, modification, qualification or statement (whether or not required), an "Adverse Change in the Monsanto Recommendation").

          (c) Subject to Section 5.5, PNU shall, as promptly as reasonably practicable following the execution of this Agreement, duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the "PNU Stockholders Meeting") (which meeting the parties intend to be held no later than May 15, 2000 or as soon as practicable thereafter) for the purpose of obtaining the Required PNU Vote with respect to the transactions contemplated by this Agreement, and shall take all lawful action to solicit the adoption of this Agreement by the Required PNU Vote; and the Board of Directors of PNU shall, subject to its fiduciary duties under applicable law, recommend adoption of this Agreement by the stockholders of PNU to the effect as set forth in Section 3.1(f), and shall not, subject to its fiduciary duties under applicable law, withdraw, modify or materially qualify in any manner adverse to Monsanto such recommendation or take any action or make any statement in connection with the PNU Stockholders Meeting materially inconsistent with such recommendation (any such withdrawal, modification, qualification or statement (whether of not required), an "Adverse Change in the PNU Recommendation").

          Section 5.2 Newco Board of Directors; Executives; Name; Headquarters; Monsanto Agribusiness. (a) At or prior to the Effective Time, the parties will take all action necessary such that (i) the Board of Directors of Newco as of the Effective Time consists of 20 members to be determined prior to the mailing of the Joint Proxy Statement/Prospectus, 10 of whom will be designated by Monsanto and 10 of whom will be designated by PNU, such designees to be current directors of PNU and

Monsanto or such other persons as are reasonably acceptable to the other party, (ii) each of the executive committee, the audit committee, the compensation committee, the nominating committee and any other committees of the Board of Directors of Newco as of the Effective Time will consist of an equal number of members who are directors designated by PNU and directors designated by Monsanto, (iii) Robert B. Shapiro shall be appointed non-executive Chairman of the Board of Directors of Newco and Fred Hassan shall be appointed Chief Executive Officer of Newco, each as of the Effective Time, and (iv) at and effective as of 18 months after the Effective Time, if Mr. Hassan is the Chief Executive Officer of Newco, Mr. Hassan shall be become Chairman of the Board and Chief Executive Officer of Newco unless otherwise determined at such time by the affirmative vote of 80% of the members of Newco's Board of Directors. If Mr. Shapiro is not the Chief Executive Officer of Monsanto and/or Fred Hassan is not the Chief Executive Officer of PNU, in each case immediately prior to the Effective Time, PNU and Monsanto will use their reasonable best efforts to agree upon an individual or individuals to replace Mr. Shapiro and/or Mr. Hassan as non-executive Chairman and/or Chief Executive Officer, as the case may be. Without limiting the foregoing, the parties intend that the twenty most senior executive positions of Newco (on a combined basis with its Subsidiaries), excluding the Chairman and the Chief Executive Officer, shall be held by a combination of ten executives from Monsanto and ten executives from PNU.

          (b) The parties intend that Monsanto shall change its name as of the Effective Time to a new name to be mutually agreed upon by Monsanto and PNU prior to the Effective Time. Newco shall use the "Monsanto" name for the Monsanto Agribusiness (as defined in Section 8.11).

          (c) Following the Effective Time, the parties intend that (i) Newco shall maintain its principal corporate offices and the headquarters of its pharmaceutical segment in Peapack, New Jersey and (ii) Newco shall maintain the headquarters of the Monsanto Agribusiness in St. Louis, Missouri.

          (d) The parties intend, as promptly as practicable following the Closing, that Newco would reorganize the Monsanto Agribusiness as a direct or indirect subsidiary of Newco and sell up to 19.9% of such subsidiary by means of an initial public offering on the New York Stock Exchange. The parties contemplate that at the time of any such public offering, such subsidiary would have a sound capital structure, after giving effect to the repayment of indebtedness with the proceeds of such initial public offering. The parties intend that such subsidiary would have a board of directors at the time of such public offering consisting of 3 members designated by directors of Newco who are former members of the Board of Directors of Monsanto, 3 members designated by directors of Newco who are former members of the Board of Directors of PNU and two members who are independent directors and designated by the entire Board of Directors of Newco.

          (e) Subject to the Required Monsanto Votes, Monsanto shall take all necessary action to cause the Charter Amendment (Monsanto's Restated Certificate of Incorporation, as so amended, the "Newco Charter") and the By-laws (the "Newco By-laws"), in substantially the forms attached hereto as Exhibits 5.2(e)(1) and 5.2(e)(2), respectively, to be effective at and as of the Effective Time.

          Section 5.3 Access to Information. (a) Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated October 13, 1999 between Monsanto and PNU (as it may be amended or supplemented, the "Confidentiality Agreement"). Any investigation by PNU or Monsanto shall not affect the representations and warranties of Monsanto or PNU, as the case may be.

          (b) Between the date hereof and the Effective Time, Monsanto and PNU shall provide each other with such documentation and information regarding the Monsanto Employee Benefit Plans and the PNU Employee Benefit Plans, respectively, as the other party shall reasonably request, as promptly as is reasonably practicable.

          Section 5.4 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, Tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, Tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as defined in Section 5.4(b)) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Nothing in this Section 5.4 shall require any of PNU and its Subsidiaries or Monsanto and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of PNU, Monsanto or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner is not conditioned on the Closing or would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (b) Each of PNU and Monsanto shall, in connection with the efforts referenced in Section 5.4(a) to obtain all requisite material approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          (c) Subject to the last sentence of Section 5.4(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of PNU and Monsanto shall cooperate in all respects with each other and use its respective reasonable best efforts, including without limitation, selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of PNU, Monsanto or their respective Subsidiaries or the conducting of their business in a specified manner, in order to contest and resist any such action or proceeding (or the threat thereof) and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

          (d) Each of PNU and Monsanto shall cooperate with each other in obtaining opinions of Davis Polk & Wardwell, counsel to PNU, and Arnold & Porter, special tax counsel to Monsanto, to satisfy the conditions set forth in Section 6.2(c) and Section 6.3(c). In connection therewith, each of PNU and Monsanto shall deliver to such counsel customary representation letters substantially in the forms attached hereto as Exhibit 6.2(c)(2) and Exhibit 6.2(c)(3) or otherwise in form and substance reasonably satisfactory to such counsel.

          Section 5.5 Acquisition Proposals. Without limitation on any of such party's other obligations under this Agreement (including under Article IV hereof), but except to the extent specifically permitted to such party pursuant to its Disclosure Schedules under subsections (e) and (f) of Sections
4.1 or 4.2, as the case may be, each of PNU and Monsanto agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives
(including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of such party and its Subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of the market capitalization of such party, or any purchase or sale of, or tender or exchange offer for, 10% or more of the equity securities of such party (any such proposal or offer (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). Each party agrees that it will promptly inform the other party of its receipt of any inquiries, offers or proposals received by any of its directors or executive officers relating to an Acquisition Proposal. Each of PNU and Monsanto further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, each of PNU and Monsanto or its respective Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal,
(B) in response to an unsolicited bona fide written Acquisition Proposal by any Person, recommend approval of such an unsolicited bona fide written Acquisition Proposal to its stockholders or effect an Adverse Change in the PNU Recommendation or an Adverse Change in the Monsanto Recommendation, as the case may be, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) its Stockholders Meeting shall not have occurred, (ii) its Board of Directors (x) in the case of clause
(B) above, concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal and provides written notice of termination of this Agreement pursuant to Section 7.1(f) or (y) in the case of clause (C) above concludes in good faith that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement containing confidentiality terms at least as stringent as those contained in the Confidentiality Agreement, and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, such party notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it, its Subsidiaries, its or its Subsidiaries' officers or directors, or any of its agents or representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of PNU and Monsanto agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Each of PNU and Monsanto agrees that it will, and will cause its and its Subsidiaries' officers, directors, agents and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal, and request the return or destruction of all non-public information furnished in connection therewith. Each of PNU and Monsanto agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 5.5. Nothing in this Section 5.5 shall (x) permit PNU or Monsanto to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of PNU or Monsanto under this Agreement.

          Section 5.6 Employee Benefits Matters. (a) Continuation and Comparability of Benefits. Following the Effective Time, Newco shall honor, and cause the Surviving Corporation to honor, all Monsanto Employee Benefit Plans and PNU Employee Benefit Plans and the related funding arrangements of each in accordance with their respective terms and shall interpret such Monsanto Employee Benefit Plans and PNU Employee Benefit Plans in accordance with the past practice of Monsanto or PNU, as the case may be. From the Effective Time until December 31, 2001, Newco and the Surviving Corporation do not intend to reduce base salary, annual bonus opportunities or long-term incentive opportunities for employees of PNU, Monsanto and their respective

Subsidiaries, except as otherwise determined by the Board of Directors or Compensation Committee of Newco. From the Effective Time until December 31, 2001, Newco and the Surviving Corporation shall provide employee benefits under employee benefit plans to the employees and former employees of PNU and Monsanto and their respective Subsidiaries (the "Newco Employees") that are in the aggregate no less favorable than those provided to such persons pursuant to the employee benefit plans of each of Monsanto and PNU in effect on the date hereof (excluding equity and equity-based compensation). Without limiting the generality of the foregoing, Newco shall provide severance pay and benefits to Newco Employees whose employment terminates on or before December 31, 2001 in accordance with the following: (i) with respect to such Newco Employees who are employed by Monsanto or any of its Subsidiaries immediately before the Effective Time, not less favorable than those provided under the applicable Monsanto Employee Benefit Plans; and (ii) with respect to such Newco Employees who are employed by PNU or any of its Subsidiaries immediately before the Effective Time, not less favorable than those provided under the applicable PNU Employee Benefit Plans, in each case as interpreted in accordance with past practice of Monsanto and PNU, respectively. Nothing herein shall prohibit any changes to the Monsanto Employee Benefit Plans and PNU Employee Benefit Plans that may be (i) required by law (including, without limitation, any applicable qualification requirements of Section 401(a) of the
Code), (ii) necessary as a technical matter to reflect the transactions contemplated hereby or (iii) required for Newco to provide for or permit investment in its securities. Furthermore, nothing herein shall require Newco to continue any particular Monsanto Employee Benefit Plan or PNU Employee Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in this Section 5.6(a) and to the obligation to provide severance pay and benefits as provided above).

          (b) Pre-Existing Limitations; Deductibles; Service Credit. With respect to any employee benefit plans in which any Newco Employees first become eligible to participate, on or after the Effective Time, and in which the Newco Employees did not participate prior to the Effective Time (the "New Newco Plans"), Newco shall: (A) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Newco Employees under any New Newco Plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Monsanto Employee Benefit Plan or PNU Employee Benefit Plan, as the case may be; (B) provide each Newco Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous employee benefit plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Newco Plans in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service of the Newco Employees with PNU and Monsanto, respectively, for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any New Newco Plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable New Newco Plan; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits.

          c) Grantor Trusts. Monsanto and PNU shall each take all steps (if any) that are necessary or appropriate to amend any grantor trusts to which Monsanto or any of its Subsidiaries, or PNU or any of its Subsidiaries, as applicable, is a party so that no contributions to such trusts are required to be made as a result of or in connection with the consummation of the transactions contemplated hereby.

          (d) Pension Plans. (i) PNU shall take all steps necessary or appropriate to declare void the provisions of the PNU Retirement Plan that, absent such action, would otherwise become effective upon a change of control.

          (ii) Monsanto shall take all steps necessary or appropriate to ensure that its defined benefit pension plans do not contain provisions that would become effective upon a change of control.

          (e) Assumption of Employment Agreements. Monsanto and PNU shall take all action necessary or appropriate to effect the assumption by Monsanto, effective immediately following the Effective Time, of all rights and obligations of PNU under the employment agreements listed on Schedule 5.6(e).

          Section 5.7 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on PNU or its Subsidiaries and (b) Expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus, which shall be shared equally by PNU and Monsanto. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

          Section 5.8 Directors' and Officers' Indemnification and Insurance. T he Surviving Corporation shall, and Newco shall cause the Surviving
Corporation to, (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of PNU and its Subsidiaries (in all of their capacities), to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by PNU pursuant to PNU's certificate of incorporation, by-laws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of PNU and its Subsidiaries for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and by-laws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the certificate of incorporation and by-laws of PNU, as the case may be, and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by PNU (provided that the Surviving Corporation (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by PNU for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          Section 5.9 Public Announcements. PNU and Monsanto shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

          Section 5.10 Accounting Matters. (a) PNU shall use reasonable best efforts to cause to be delivered to Monsanto two letters from PNU's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to PNU and Monsanto, in form and substance reasonably satisfactory to Monsanto and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) Monsanto shall use reasonable best efforts to cause to be delivered to PNU two letters from Monsanto's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Monsanto and PNU, in form and substance reasonably satisfactory to PNU and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (c) Each of PNU and Monsanto shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC; provided, however, that notwithstanding anything in this Agreement to the contrary, the qualification of the Merger for pooling of interests accounting treatment shall not be a condition to the Closing.

          Section 5.11 Listing of Shares of Monsanto Common Stock. Monsanto shall use its reasonable best efforts to cause the shares of Monsanto Common Stock to be issued in the Merger and the shares of Monsanto Common Stock to be reserved for issuance upon exercise of the PNU Stock Options (i) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date and (ii) to be approved for listing on the Stockholm Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

          Section 5.12 Dividends. After the date of this Agreement, each of PNU and Monsanto shall coordinate with the other the payment of dividends with respect to the PNU Common Stock and Monsanto Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of PNU Common Stock and Monsanto Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of PNU Common Stock and/or Monsanto Common Stock and any shares of Monsanto Common Stock that any such holder receives in exchange for such shares of PNU Common Stock in the Merger.

          Section 5.13 Affiliates. (a) Not less than 45 days prior to the Effective Time, PNU shall deliver to Monsanto a letter identifying all persons who, in the judgment of PNU, may be deemed at the time this Agreement is submitted for adoption by the stockholders of PNU, "affiliates" of PNU for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. PNU shall use reasonable best efforts to cause each person identified on such list to deliver to Monsanto not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as
Exhibit 5.13 hereto (an "Affiliate Agreement").

          (b) Not less than 45 days prior to the Effective Time, Monsanto shall deliver to PNU a letter identifying all persons who, in the judgment of Monsanto, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Monsanto, "affiliates" of Monsanto for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Monsanto shall use reasonable best efforts to cause each person identified on such list to deliver to PNU not less than 30 days prior to the Effective Time, a written agreement including the substance of paragraphs (C), (D) and (E) of Exhibit 5.13 hereto.

          (c) If the Merger qualifies for pooling of interests accounting treatment, Newco shall use its reasonable best efforts to publish no later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

          Section 5.14 Section 16 Matters . Prior to the Effective Time, PNU and Monsanto shall take all such steps as may be required to cause any dispositions of PNU Common Stock (including derivative securities with respect to PNU Common Stock) or acquisitions of Monsanto Common Stock (including derivative securities with respect to Monsanto Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNU or Monsanto, to be exempt under Rule 16b-3 promulgated under the Exchange Act.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

          Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. (i) Monsanto shall have obtained the Required Monsanto Votes in connection with the approval of the Share Issuance and the Charter Amendment by the stockholders of Monsanto and (ii) PNU shall have obtained the Required PNU Vote in connection with the adoption of this Agreement by the stockholders of PNU.

          (b) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or (ii) which otherwise would reasonably be expected to have a Material
Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, such order or injunction.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) EU Antitrust. PNU and Monsanto shall have received in respect of the Merger and any matters arising therefrom confirmation by way of a decision from the

Commission on the European Communities under Regulation 4064/89 (with or without the initiation of proceedings under Article 6(1)(c) thereof) that the Merger and any matters arising therefrom are compatible with the common market.

          (e) Governmental and Regulatory Approvals. Other than the filings provided for under Section 1.5 and filings pursuant to the HSR Act and the EC Merger Regulation (which are addressed in Section 6.1(c) and Section 6.1(d)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of PNU, Monsanto or any of their Subsidiaries to consummate the Merger, the Share Issuance and the other transactions contemplated hereby, the failure of which to be obtained or taken would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger, shall have been obtained; provided however, that the provisions of this Section 6.1(e) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval.

          (f) NYSE Listing. The shares of Monsanto Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          Section 6.2 Additional Conditions to Obligations of PNU. The obligation of PNU to effect the Merger is subject to the satisfaction of, or waiver by PNU, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Monsanto set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Monsanto set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and PNU shall have received a certificate of Monsanto executed by the chief executive officer and the chief financial officer of Monsanto to such effect.

          (b) Performance of Obligations of Monsanto. Monsanto shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and PNU shall have received a certificate of Monsanto executed by the chief executive officer and the chief financial officer of Monsanto to such effect.

          (c) Tax Opinion. PNU shall have received from Davis Polk & Wardwell, counsel to PNU, on or before the date the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates substantially in the form of Exhibit 6.2(c)(1). In rendering such opinion, counsel to PNU shall be entitled to rely upon information, representations and assumptions provided by PNU and Monsanto substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to PNU deems reasonably necessary).

          (d) Monsanto Rights Agreement. No Shares Acquisition Date or Distribution Date shall have occurred pursuant to the Monsanto Rights Agreement or the New Monsanto Rights Agreement.

          (e) Governance. Ten designees of PNU shall have been elected as directors of Monsanto, a person reasonably acceptable to Monsanto and PNU shall have been appointed non-executive Chairman of Monsanto (it being understood and agreed that Robert B. Shapiro is such a person), a person reasonably acceptable to Monsanto and PNU shall have been appointed Chief Executive Officer of Monsanto (it being understood and agreed that Fred Hassan is such a person), and the Newco Charter and the Newco By-laws shall have become and remain effective.

          Section 6.3 Additional Conditions to Obligations of Monsanto and Merger Sub. The obligations of Monsanto and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Monsanto, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of PNU set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of PNU set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and Monsanto shall have received a certificate of PNU executed by the chief executive officer and the chief financial officer of PNU to such effect.

          (b) Performance of Obligations of PNU. PNU shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Monsanto shall have received a certificate of PNU executed by the chief executive officer and the chief financial officer of PNU to such effect.

          (c) Tax Opinion. Monsanto shall have received from Arnold & Porter, special tax counsel to Monsanto, on or before the date the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates substantially in the form of Exhibit 6.3(c)(1). In rendering such opinion, counsel to Monsanto shall be entitled to rely upon information, representations and assumptions provided by PNU and Monsanto substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to Monsanto deems reasonably necessary).

          (d) PNU Rights Agreement. No Stock Acquisition Date or Separation Time shall have occurred pursuant to the PNU Rights Agreement.


                                 ARTICLE VII

                           TERMINATION AND AMENDMENT

          Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Monsanto or PNU:

          (a) by mutual written consent of PNU and Monsanto (which consent shall not be unreasonably withheld (i) in the case of PNU, if the conditions set forth in Sections 6.3(a) or 6.3(b) would not reasonably be expected to be satisfied prior to the Termination Date (as defined in Section 7.1(b)) through the exercise of PNU's reasonable best efforts or (ii) in the case of Monsanto, if the conditions set forth in Section 6.2(a) or 6.2(b) would not reasonably be expected to be satisfied prior to the Termination Date through the exercise of Monsanto's reasonable best efforts);

          (b) by either Monsanto or PNU if the Effective Time shall not have occurred on or before December 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 5.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by either Monsanto or PNU if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which such party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action such party shall have used its reasonable best efforts to obtain, in accordance with Section 5.4), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in subsections 6.1(c), (d) and (e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.4 has been the cause of such action or inaction;

          (d) by either Monsanto or PNU if (i) the approval by the stockholders of Monsanto required for the Share Issuance and the Charter Amendment shall not have been obtained by reason of the failure to obtain the Required
Monsanto Votes or (ii) the approval by the stockholders of PNU required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required PNU Vote, in each case upon the taking of such vote at a duly held meeting of stockholders of Monsanto or PNU, as the case may be, or at any adjournment thereof;

          (e) by PNU or Monsanto, as the case may be, if the Board of Directors of the other party, prior to the other party's required stockholders approval, shall approve or recommend a Superior Proposal pursuant to Section 5.5 or shall resolve to take any of such actions;

          (f) by PNU or Monsanto, as the case may be, at any time prior to its required stockholders approval, upon three Business Days' prior notice to the other party, if its Board of Directors shall have determined as of the date of such notice that an Acquisition Proposal is a Superior Proposal; provided, however, that (i) the terminating party shall have complied with Section 5.5,
(ii) prior to any such termination, the terminating party shall, if requested by the other party in connection with a revised proposal by it, negotiate in good faith for such three Business Day period with the other party and (iii) the Board of Directors of the terminating party shall have concluded in good faith, as of the effective date of such termination, after taking into account any revised proposal by the other party during such three Business Day period, that an Acquisition Proposal is a Superior Proposal and; provided, further, that it shall be a condition to termination by the terminating party pursuant to this Section 7.l(f) that the terminating party shall have made the payment of the fee to the other party required by Section 7.2(b)(i)(A) or Section 7.2(c)(i)(A), as the case may be;

          (g) by either party, if (A) the Board of Directors of PNU shall have effected an Adverse Change in the PNU Recommendation (or resolved to take such action) or (B) the Board of Directors of Monsanto shall have effected an Adverse Change in the Monsanto Recommendation (or resolved to take such action);

          (h) by Monsanto, if a Stock Acquisition Date shall have occurred pursuant to the PNU Rights Agreement; or

          (i) by PNU, if a Share Acquisition Date shall have occurred pursuant to the Monsanto Rights Agreement or the New Monsanto Rights Agreement.

          Section 7.2 Effect of Termination. (a) In the event of termination of this Agreement by either Monsanto or PNU as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of PNU or Monsanto or their respective officers or directors except with respect to Section 3.1(m), Section 3.2(m), Section 4.3, the second sentence of Section 5.3, Section 5.7, this Section 7.2 and Article VIII, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither PNU nor Monsanto shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

          (b) (i) PNU shall pay Monsanto the sum of $575 million (the "PNU Alternative Transaction Fee") if this Agreement is terminated solely as follows: (A) if PNU shall terminate this Agreement pursuant to Section 7.1(f),
(B) if (I) either party shall terminate this Agreement pursuant to Section 7.1(d)(ii) due to the failure of PNU's stockholders to adopt this Agreement and approve the transactions contemplated hereby, (II) at any time after the date of this Agreement and at or before the date of the PNU Stockholders Meeting a Business Combination (as defined in Section 7.2(d)) proposal with respect to PNU shall have been publicly announced or otherwise communicated to the Board of Directors of PNU, and (III) within twelve months of the termination of this Agreement, PNU enters into a definitive agreement with any third party with respect to a Business Combination or a Business Combination with respect to PNU is consummated, (C) if Monsanto shall terminate this Agreement pursuant to Section 7.1(e) or 7.1(h), (D) if (I) either party shall terminate this Agreement pursuant to Section 7.1(b), (II) at any time after the date of this Agreement and at or before the Termination Date there shall exist a Business Combination proposal with respect to PNU, (III) following the existence of such Business Combination proposal and prior to any such termination, PNU shall have intentionally breached (and not cured after notice thereof) any of its covenants or agreements set forth in this Agreement in any material respect, which breach shall have materially contributed to the failure of the Effective Time to occur on or before the Termination Date and
(IV) within twelve months of any such termination of this Agreement, PNU shall enter into a definitive agreement with any third party with respect to a Business Combination or a Business Combination with respect to PNU is consummated, or (E) if (I) either party shall terminate this Agreement pursuant to 7.1(g)(A), (II) at any time after the date of this Agreement and at or before the Adverse Change in the PNU Recommendation a Business Combination proposal with respect to PNU shall have been publicly announced or otherwise communicated to the Board of Directors of PNU, and (III) within twelve months of any such termination of this Agreement, PNU shall enter into a definitive agreement with any third party with respect to a Business Combination or a Business Combination with respect to PNU is consummated, provided that, in the case of this subclause (E) of Section 7.2(b)(i), if the PNU Termination Fee (as defined in Section 7.2(b)(ii)) has previously been paid in connection with the termination of this Agreement pursuant to Section 7.1(g)(A), then the amount of such fee shall be credited to the PNU Alternative Transaction Fee.

         (ii) PNU shall pay Monsanto the amount of $250 million (the "PNU Termination Fee") if this Agreement is terminated by either party pursuant to
Section 7.1(g)(A) in circumstances in which the PNU Alternative Transaction Fee is not then payable unless at the time the Board of Directors of PNU effected an Adverse Change in the PNU Recommendation (or resolved to take such action) Monsanto shall be in material breach of its representations, warranties or covenants contained in this Agreement.

          (c) (i) Monsanto shall pay PNU the sum of $575 million (the "Monsanto Alternative Transaction Fee") if this Agreement is terminated solely as follows: (A) if Monsanto shall terminate this Agreement pursuant to Section 7.1(f), (B) if (I) either party shall terminate this Agreement pursuant to
Section 7.1(d)(i) due to the failure of Monsanto's stockholders to approve the Share Issuance or the Charter Amendment, (II) at any time after the date of this Agreement and at or before the date of the Monsanto Stockholders Meeting a Business Combination proposal with respect to Monsanto shall have been publicly announced or otherwise communicated to the Board of Directors of Monsanto and (III) within twelve months of the termination of this Agreement, Monsanto enters into a definitive agreement with any third party with respect to a Business Combination proposal or a Business Combination with respect to Monsanto is consummated, (C) if PNU shall terminate this Agreement pursuant to
Section 7.1(e) or 7.1(i), (D) if (I) either party shall terminate this Agreement pursuant to Section 7.1(b), (II) at any time after the date of this Agreement and at or before the Termination Date there shall exist a Business Combination proposal with respect to Monsanto, (III) following the existence of such a Business Combination proposal and prior to any such termination, Monsanto shall have intentionally breached (and not cured after notice thereof) any of its covenants or agreements set forth in this Agreement in any material respect which breach shall have materially contributed to the failure of the Effective Time to occur on or before the Termination Date and (IV) within twelve months of any such termination of this Agreement, Monsanto shall enter into a definitive agreement with any third party with respect to a Business Combination proposal or a Business Combination with respect to Monsanto is consummated, or (E)(I) if either party shall terminate this Agreement pursuant to 7.1(g)(B), (II) at any time after the date of this Agreement and at or before the termination of this Agreement relating to the Adverse Change in the Monsanto Recommendation a Business Combination proposal with respect to Monsanto, shall have been publicly announced or otherwise communicated to the Board of Directors of Monsanto and (III) within twelve months of any such termination of this Agreement, Monsanto shall enter into a definitive agreement with any third party with respect to a Business Combination or a Business Combination with respect to Monsanto is consummated, provided that, in the case of this subclause (E) of Section 7.2(c)(i), if the Monsanto Termination Fee (as defined in section 7.2(c)(ii)) has previously been paid in connection with the termination of this Agreement pursuant to
Section 7.1(g)(B), then the amount of such fee shall be credited to the Monsanto Alternative Transaction Fee.

          (ii) Monsanto shall pay PNU the amount of $250 million (the "Monsanto Termination Fee") if this Agreement is terminated by either party pursuant to
Section 7.1(g)(B) in circumstances in which the Monsanto Alternative Transaction Fee is not then payable unless at the time the Board of Directors of Monsanto effected an Adverse Change in the Monsanto Recommendation (or resolved to take such action) PNU shall be in material breach of its representations, warranties or covenants contained in this Agreement.

          (d) For the purposes of this Section 7.2, "Business Combination" means with respect to PNU or Monsanto, as the case may be, (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) such party's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any Person shall beneficially own, directly or indirectly, at least 30% of the voting securities of such ultimate parent entity, or (B) the individuals comprising the board of directors of such party prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of such party and its Subsidiaries, taken as whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 30% or more of the common stock of such party whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which such party's stockholders would in the aggregate beneficially own greater than 60% of the voting securities of such Person).

          (e) The PNU Alternative Transaction Fee and the Monsanto Alternative Transaction Fee required to be paid pursuant to Section 7.2(b)(i) or 7.2(c)(i), as the case may be, shall be paid prior to, and shall be a pre-condition to the effectiveness of, termination of this Agreement pursuant to Section 7.1(f). Any other payment required to be made pursuant to Section 7.2(b) or 7.2(c) shall be made not later than two Business Days after the entering into of a definitive agreement with respect to, or the consummation of, a Business Combination, as applicable, or a termination pursuant to
Section 7.1(e), Section 7.1(g), Section 7.1(h) or Section 7.1(i). In no event shall more than one PNU Alternative Transaction Fee or Monsanto Alternative Transaction Fee be made.

          Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Monsanto and PNU, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

          Section 8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

          Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to PNU to

               Pharmacia & Upjohn, Inc.
               100 Route 206 North
               Peapack, New Jersey  07977
               Fax:  (908) 901-1862
               Attention:  Don Schmitz, Esq.

               with a copy to

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Fax:  (212) 450-4800
               Attention:   Peter R. Douglas, Esq.

          (b)  if to Monsanto to

               Monsanto Company
               800 North Lindbergh Boulevard
               St. Louis, Missouri  63167
               Fax:  (314) 694-6399
               Attention:  R. William Ide, III, Esq.

               with a copy to

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019
               Fax:  (212) 403-2000
               Attention: Richard D. Katcher, Esq.
                          Eric S. Robinson, Esq.

          Section 8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          Section 8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Stock Option Agreements and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

          Section 8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

          Section 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 8.9 Submission to Jurisdiction; Waivers. Each of PNU and Monsanto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of PNU and Monsanto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of PNU and Monsanto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          Section 8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 8.11 Definitions.  As used in this Agreement:

          (a) "affiliate" means (except as specifically otherwise defined), as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          (b) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          (c) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

          (d) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          (e) "Known or "Knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

          (f) "Material Adverse Effect" means, with respect to any entity, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect relating (x) to the economy or financial markets in general or (y) in general to the industries in which PNU or Monsanto operate and not specifically relating to PNU or Monsanto or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

          (g) "Monsanto Agribusiness" means the Agricultural Products business of Monsanto, all as more fully described in Monsanto's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

          (h) A "Monsanto Employee Benefit Plan" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of Monsanto or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Monsanto or any of its Subsidiaries or to which Monsanto or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

          (i) "Monsanto Nutrition and Consumer Businesses" means the alginates, artificial sweetner and biogum businesses that have been reclassified as discontinued operations in the financial statements of Monsanto.

          (j) A "Monsanto Plan" means any Monsanto Employee Benefit Plan other than a Multiemployer Plan.

          (k) A "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (l) "Newco" is sometimes used in the Agreement to refer to Monsanto following the Merger.

          (m) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (n) A "PNU Employee Benefit Plan" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of PNU or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by PNU or any of its Subsidiaries or to which PNU or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

          (o) A "PNU Plan" means any PNU Employee Benefit Plan other than a Multiemployer Plan.

          (p) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (q) "Superior Proposal" means with respect to PNU or Monsanto, as the case may be, a written proposal made by a Person other than either such party which is for (I) (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) such party's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) the individuals comprising the board of directors of such party prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of such party and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 50% or more of the common stock of such party whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, consolidation, share exchange, business combination, tender or exchange offer or other transaction upon the consummation of which such party's stockholders would in the aggregate beneficially own greater than 60% of the voting securities of such Person), and which is (II) otherwise on terms which the Board of Directors of such party in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (after giving effect, for purposes of clause (iii) of Section 7.1(f), to any revised proposal made by the other party prior to the end of the three business-day period referred to in clause
(ii) of Section 7.1(f)) and (ii) is reasonably capable of being completed.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            MONSANTO COMPANY


                                            By: /s/ Robert B. Shapiro
                                                -------------------------------
                                                Name:  Robert B. Shapiro
                                                Title: Chairman and
                                                       Chief Executive Officer



                                            MP SUB, INCORPORATED


                                            By: /s/ Gary L. Crittenden
                                                -------------------------------
                                                Name:  Gary L. Crittenden
                                                Title: President



                                            PHARMACIA & UPJOHN, INC.


                                            By: /s/ Fred Hassan
                                                -------------------------------
                                                Name:  Fred Hassan
                                                Title: Chief Executive Officer



                                            By: /s/ J. Soren Gyll
                                                -------------------------------
                                                Name:  J. Soren Gyll
                                                Title: Chairman of the Board